Exhibit 99.2
SECOND AMENDMENT TO
AGREEMENT AND PLAN OF AMALGAMATION
between
IPC HOLDINGS, LTD.,
VALIDUS HOLDINGS, LTD.,
and
VALIDUS LTD.
Dated as of June 8, 2009
     AMENDMENT dated as of June 8, 2009 (this “Amendment”) to the Agreement and Plan of Amalgamation dated as of March 31, 2009 and amended by the amendment dated as of May 18, 2009 (as amended, the “Agreement”), between IPC HOLDINGS, LTD., a Bermuda exempted company (“IPC”), VALIDUS HOLDINGS, LTD., a Bermuda exempted company (“Validus”) and VALIDUS LTD., a Bermuda exempted company and a wholly owned subsidiary of Validus (“Amalgamation Sub”).
     WHEREAS, pursuant to Section 8.11 of the Agreement, the Agreement is hereby amended to reflect the changes set forth herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency thereof of which is hereby acknowledged, the parties hereby agree as follows:
     1.1 Defined Terms; References. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar references contained in the Agreement shall refer to the Agreement as amended and modified by this Amendment and the amendment dated as of May 18, 2009.
     1.2 Amendments to the Amalgamation Agreement. The Amalgamation Agreement is, as of the date hereof, hereby amended as set forth below:
          (a) Section 2.1 of the Amalgamation Agreement is hereby amended by deleting the first paragraph and section (a) thereof and replacing them in their entirety with the following:
     “2.1 Effect on Share Capital. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Amalgamation and without any action on the part of the holder of any common shares in IPC, each having a par value of $0.01 (each, an “IPC Common Share”), as evidenced by way of entry in the register of shareholders of IPC (the “IPC Share Register”) or by share certificates registered in the name of a shareholder and representing outstanding IPC Common Shares (each, an “IPC Certificate”):

     (a) Conversion of IPC Common Shares. Each IPC Common Share, issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and converted into the right to receive (i) shares in the share capital of Validus, each having a par value of $0.175 (each, a “Validus Common Share”) equal to 1.1234 (the “Exchange Ratio”) and (ii) $3.75 per IPC Common Share in cash without interest (the “Per Share Cash Consideration”) (the Exchange Ratio, the Per Share Cash Consideration, together with any cash paid in lieu of fractional shares in accordance with Section 2.2(e), the “Consideration”). Upon such conversion, each IPC Common Share shall be cancelled and each holder of shares registered in the IPC Share Register or holding a valid IPC Certificate immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such shares except the right to receive the Consideration. The Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Validus Common Shares or IPC Common Shares), reorganization, recapitalization, reclassification or other like change with respect to Validus Common Shares or IPC Common Shares having a record date on or after the date hereof and prior to the Effective Time.”
          (b) Section 3.21(b) of the Amalgamation Agreement is hereby deleted and replaced in its entirety with the following:
     “(b) In the case of Validus, the board of directors of Validus has received the opinion of its financial advisor, Greenhill, dated June 7, 2009, to the effect that, among other matters, as of such date, the Consideration pursuant to the Amalgamation is fair, from a financial point of view, to Validus.”
     1.3 Effect of Amendment. This Amendment shall not constitute an amendment or modification of any provision of, or exhibit or schedule to, the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions and exhibits and schedules of the Agreement are and shall remain in full force and effect.
     1.4 Counterparts. This Amendment may be executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when each of the parties has delivered a signed counterpart to the other parties, it being understood that all parties need not sign the same counterpart. Such counterpart executions may be transmitted to the parties by facsimile or electronic transmission, which shall have the full force and effect of an original signature.
     1.5 Incorporation. Article VIII of the Agreement is hereby incorporated by reference into this Amendment as if set forth in its entirety herein.
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     IN WITNESS WHEREOF, IPC, Amalgamation Sub and Validus have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

IPC HOLDINGS, LTD.
By:
	Name:	James P. Bryce
	Title:	Chief Executive Officer

VALIDUS HOLDINGS, LTD.
By:	/s/ Edward J. Noonan
	Name:	Edward J. Noonan
	Title:	Chairman and Chief Executive Officer

VALIDUS LTD.
By:	/s/ Joseph E. (Jeff) Consolino
	Name:	Joseph E. (Jeff) Consolino
	Title:	Chief Financial Officer